                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31342
PROSPECTUS SUPPLEMENT NO. 7 DATED JUNE 21, 2000
TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED
ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000,
MAY 22, 2000, MAY 30, 2000 AND JUNE 9, 2000

                      [i2 LOGO]            i2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006

                                      AND

     4,605,790 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, is hereby amended to add the following information:

                                                                                 SHARES OF
                                             PRINCIPAL AMOUNT   PERCENTAGE OF   COMMON STOCK
                                              OF NOTES THAT         NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                 MAY BE SOLD       OUTSTANDING      SOLD(1)
------------------------------               ----------------   -------------   ------------
Forest Alternative Strategies Fund II LP
  A5M......................................     $   55,000            *               723
Forest Fulcrum Fund LP.....................        400,000            *             5,263
Forest Global Convertible Fund A-5.........      2,773,000            *            36,491
Lyxor Master Fund..........................      1,000,000            *            13,159

---------------

 *  Indicates less than one percent.

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholder named below is hereby deleted and restated with the following information:

                                                                                 SHARES OF
                                             PRINCIPAL AMOUNT   PERCENTAGE OF   COMMON STOCK
                                              OF NOTES THAT         NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                 MAY BE SOLD       OUTSTANDING      SOLD(1)
------------------------------               ----------------   -------------   ------------
Kentfield Trading, Ltd.....................    $12,294,000          3.5%          161,781

---------------

 *  Indicates less than one percent.

(1) Assumes full conversion of the notes held by each holder at the rate of
    13.1594 shares per each $1,000 in principal amount of notes.